EXHIBIT 10.29

CONVERTIBLE LOAN AGREEMENT

This Convertible Loan Agreement (“Agreement”) is made as of October 30, 2017, by and between NULEAF RENO PRODUCTION, LLC a Nevada limited liability company (“NuLeaf Production” or “Nuleaf Borrower”) and MEDIFARM III, LLC, a Nevada limited liability company (the “Lender”).

RECITALS

A. On or about September 19, 2015, Nuleaf Production was granted a certain provisional certificate (the “Provisional Certificate”) necessary to own and pursue the construction and operation of medical marijuana production establishment as defined by NRS 453A.116 (the “MME Production Facility”).

B. NuLeaf Production has entered into a lease agreement for certain premises at 4850 Joule Street, Suite A2 and A3, Reno, Nevada (the “Leased Premises”) to develop, construct and operate the MME Production Facility and has commenced construction at the Leased Premises;

C. Nuleaf Production seeks additional capital to complete construction and for preopening and operating expenses via convertible note financing (the “Convertible Note Financing”).

D. The Lender has agreed to provide the Convertible Note Financing through a convertible loan to NuLeaf Production in the principal amount of Nine Hundred Eighteen Thousand Two Hundred Twenty Six Dollars and 27/100 ($918,226.27) (the “Loan”) to be used for the development, construction, furnishing, and operation of the MME Production Facility and repayment of debt incurred by Nuleaf Production or its affiliates.

E. Nuleaf Production shall execute a convertible promissory note to evidence the Loan payable to the Lender in the stated principal amount of the Loan (the “Note”), where the Note shall be secured and shall be convertible into fifty-percent (50%) of the outstanding membership interests in Nuleaf Production upon conversion, as described herein.

F. The Provisional Certificate remains subject to final approval and registration (each, a “License Activation”) with the State of Nevada by the MME Production Facility on or before May 3, 2016 (as it may be extended, the “Activation Deadline”), as well as, any applicable political subdivision of the State of Nevada, where such License Activations were all achieved prior to the applicable Activation Deadlines.

G. This Agreement, the Note, together with all of their exhibits, and all other documents which evidence, guaranty, secure or otherwise pertain to the Loan, collectively constitute the “Loan Documents.”

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Agreement

1. Terms and Conditions

1.1 Loan Amount. On the basis of the representations, warranties and covenants of NuLeaf Production contained herein and subject to the terms and conditions set forth herein and in the other Loan Documents, the Lender agrees to lend to NuLeaf Production the Loan in the principal sum of Nine Hundred Eighteen Thousand One Hundred Ninety Five Dollars and 67/100 ($918,195.67) (the “Principal Amount”), to be evidenced by the Note, where the proceeds of the Loan shall be used for the uses as set forth in the Section 1.4 of this Agreement. The Loan shall be made pursuant to the terms and conditions of this Agreement and shall be evidenced by, and subject to, the terms of the Note, and the Principal Amount shall be disbursed upon satisfaction of the conditions stated in Article 3 below.

1.2 Rate. During the term of the Loan, interest shall accrue on the outstanding Principal Amount and NuLeaf Production shall make payments to the Lender as follows:

(a) Interest Rate. The outstanding Principal Amount shall bear interest from the date of the Loan at a rate of six percent (6%) per annum; provided, however, in the event that NuLeaf Production has obtained, or entered into an agreement to obtain, additional capital and/or financing during the term of the Note bearing a minimum rate of return, preferred return or interest rate in excess of the then stated interest rate of the Loan, the Loan shall immediately bear interest at the higher rate, where said increase shall be effective upon the date on which the higher rate starts to accrue.

(b) Interest Payment Dates. Accrued interest, computed in accordance with the foregoing, shall be due and payable on a quarterly basis, as described in the Note.

1.3 Priority. The Loan shall rank senior to any and all other loans, advances, debts, liabilities, obligations, covenants and duties of NuLeaf Production.

1.4 Use of Proceeds. The proceeds of the Loan shall be used for certain approved costs and expenses (the “Budgeted Costs”) and for repayment of existing debt incurred by Nuleaf Production or any of its affiliated entities. Budgeted Costs shall include but is not limited to the following:

(a) The construction the improvements, including all permits, fees, and other hard and soft costs required for the MME Production Facility opening (the “Improvements”);

(b) The cost of furnishings, fixtures, and equipment for the MME Production Facility, including equipment, security system, point-of-sale registers, security cameras, software, tables, and chairs, to the extent not financed by a lessor, vender, or other lender of NuLeaf Production (“FFE”);

(c) The payment of rent for the MME Production Facility (the “Rent Payments”); and

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(d) The Loan shall be also used as directed by the manager of NuLeaf Production for purposes of repayment of debt incurred by NuLeaf Production or its affiliated entities incurred as working capital, startup and MME Production Facility opening expenses, and other costs of the MME Production Facility.

1.5 Closing and Disbursement. The Lender is not required to disburse the Loan until all Loan Documents are duly executed.

1.6 Inspection by the Lender. NuLeaf Production will cooperate with the Lender or its designated representative in arranging for inspections of the progress of the construction from time to time at the MME Production Facility including an examination of (a) the Improvements, (b) construction materials, (c) all plans and shop drawings which are or may be kept at the respective construction site, (d) any contracts, bills of sale, statements, receipts or vouchers in connection with the Improvements, (e) all work done, labor performed, materials furnished in and about the Improvements, including, but not limited to FFE, and (f) all books, contracts and records of NuLeaf Production. The above enumerated items are not exhaustive.

1.7 Disclosure of Related Parties. Lender acknowledges that Kenneth H. Kuykendall is the Co-Manager of NuLeaf Production and the general contractor for the MME Production Facility. Mr. Kuykendall’s wife, Puoy K. Premsrirut, Esq., serves as counsel for NuLeaf Production.

2. Licensing; Conversion

2.1 Licensing. The parties hereto acknowledge that in order for the Loan to be converted into membership interests in NuLeaf Production (the “Conversion”), the Lender must be approved by the State of Nevada, as well as any applicable political subdivision of the State of Nevada (together, the “Regulatory Authorities”), as an owner of NuLeaf Production.

2.2 Generally. As provided in this Article 2, the principal amount of the Loan will be convertible into fifty percent (50%) of the outstanding Membership Interest of NuLeaf Production (the “Membership Interests”) upon receipt of approval by the Regulatory Authorities (the “Conversion Date”). Upon the Conversion Date, the principal amount of the Loan so converted shall be deemed to have been paid in full, and all security interests and other obligations of NuLeaf Production under the Loan Documents securing or pertaining to that Loan will be released. The Lender shall be governed by the terms and provisions of the Operating Agreement of NuLeaf Production (the “Operating Agreement”), if and only if the Conversion has occurred.

3. Covenants of NuLeaf Production

For so long as the Loan and the Membership Interests are outstanding, NuLeaf Production acknowledges and agrees to perform, maintain and keep in compliance each of the covenants set forth below, unless the prior written approval of Lender specifically waiving compliance has been obtained.

3.1 Good Standing; Governance. NuLeaf Production shall continue to be duly organized, validly existing and in good standing under the laws of the State of Nevada, and shall continue to have all the requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted. The articles of organization of NuLeaf Production and the Operating Agreement are attached hereto as Schedule 3.2(a) and Schedule 3.2(b).

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3.2 Commencement and Completion of Construction. NuLeaf Production has commenced construction of the Improvements, and shall diligently continue construction of the Improvements to completion. NuLeaf Production shall construct the Improvements in a good and workmanlike manner in accordance with the plans, specifications, and applicable law.

3.3 Legal Requirements. NuLeaf Production shall comply with all laws, regulations, orders, building codes, restrictions and requirements of, and all agreements with and commitments to, all governmental, judicial or legal authorities having jurisdiction over the MME Production Facility, its business, and this Agreement, including those pertaining to the construction and operation of the Improvements, and with all recorded covenants and restrictions affecting the MME Production Facility (all collectively, the “Requirements”). Notwithstanding the foregoing, the Lender acknowledges the following:

THE NULEAF BUSINESS MAY NOT COMPLY FULLY WITH FEDERAL LAW AS IT CURRENTLY EXISTS.

MARIJUANA IS AGAINST FEDERAL LAW, including consumption, possession, cultivation, distribution, manufacturing, dispensing, and possession with intent to distribute. Federal Law supersedes Nevada Law and that in entering the medical marijuana business,

YOU MAY BE SUBJECT TO CRIMINAL PROSECUTION AND POTENTIAL CIVIL FORFEITURE OF YOUR ASSETS REGARDLESS OF NEVADA LAW.

3.4 Permits, Licenses and Approvals. NuLeaf Production shall obtain, comply with and keep in effect all permits, licenses and approvals which are required to be obtained from governmental bodies in order to construct, occupy, and operate the MME Production Facility. NuLeaf Production shall deliver copies of all such permits, licenses and approvals to the Lender or its designated representative upon written request of the Lender. Notwithstanding the foregoing, the Lender acknowledges that the Provisional Certificate is subject to further conditions and approvals pending with the licensing authorities, respectively. While NuLeaf Production and its affiliates shall continue to diligently pursue all final approvals, there is no guarantee that the Provisional Certificate shall result in final approval of the MME Production Facility location, or operation, which remain subject at all times to revocation or denial, in the discretion of the licensing authorities.

3.5 Protection Against Lien Claims. NuLeaf Production shall promptly pay or otherwise discharge all claims and liens, or otherwise contest them in the manner provided for in NRS Chapter 108. This applies for labor done and materials and services furnished in connection with the construction of the Improvements and all other expenditures and obligations related to the MME Production Facility.

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3.6 Insurance. NuLeaf Production shall obtain and maintain permanent All Peril insurance coverage as appropriate, satisfactory to Lender, on the real estate and personal property. The limits, coverage, forms, inception and expiration dates and cancellation provisions of all such policies shall reasonable and customary for the industry.

3.7 Right to Accounting. The Lender may require NuLeaf Production to provide an accounting of the use of Loan proceeds and provide full and free access, during regular business hours to the books, records, and personnel of NuLeaf Production.

3.8 Notices. NuLeaf Production shall promptly notify the Lender as provided in Section 8.1 below in writing of (where any such notice provided under this Section shall not cure any breach of this Agreement or affect any right or remedy of the Lender):

(a) Any litigation or regulatory action or threat of litigation or regulatory action affecting NuLeaf Production where the amount claimed is Fifty Thousand Dollars ($50,000.00) or more or affects the MME Production Facility;

(b) Any notice that NuLeaf Production may receive from any governmental, judicial or legal authority, of any claim or assertion that the MME Production Facility, materially fails in any respect to comply with any of the Requirements; or

(c) Knowledge or facts indicating that any of and the representations and warranties by NuLeaf Production or any of the Loan Documents proves to have been intentionally and materially false or intentionally misleading, or to have intentionally omitted a material fact, the omission of which makes any such representation or warranty materially misleading when made.

3.9 No Encumbrances. With the exception of any first trust deeds for real property granted in favor of NuLeaf, Inc., and the security interests granted in favor of MTM Ventures, NuLeaf Production shall not grant mortgages, pledges, assessments, security interests, leases, liens, adverse claims, levies, charges or other encumbrances of any kind on any assets of or any equity interests in NuLeaf Production without the prior written consent of the Lender.

4. Covenants of the Lender.

4.1 Mandatory Applications for Suitability and Transfer of Ownership. Upon closing, the Lender shall promptly apply for all permits, licenses and approvals which are required to be obtained from Regulatory Authorities in order to own and operate the MME Production Facility, including the submittal of applications and all information requested by the State and local jurisdictions. The Lender shall promptly deliver copies of personal suitability questionnaires, fingerprints, waivers and background search authorizations, financial records (including bank statements and tax returns) to each of the licensing authorities as necessary for approval of Lender to convert the Loan into the Membership Interests, in conjunction with the MME Production Facility. The Lender shall continue to diligently pursue all final approvals, all transfer of ownership forms to request suitability and approval of such transfer as contemplated by the conversion.

4.2 Conversion. The Lender shall perform all tasks necessary to effect conversion of the Loan into the Membership Interests as soon as possible. The Lender shall promptly remove and/or substitute any other Lender that is determined not suitable for ownership interest in NuLeaf Production and, indirectly, by the applicable licensing authorities, promptly, and provide evidence to NuLeaf Production of such removal and/or substitution.

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5. Cooperation.

Each party hereto shall use commercially reasonable efforts to take all action reasonably necessary to consummate the transactions contemplated by this Agreement. In addition, each of the parties shall (1) give any required notices to third parties, (2) use its commercially reasonable efforts to obtain or cooperate with the other party to obtain, as applicable, all required third party consents, and (3) as promptly as practicable after the execution of this Agreement, use its commercially reasonable efforts to obtain any required authorizations, consents and approvals of any governmental agencies or authorities.

6. Representations and Warranties of NuLeaf Production.

NuLeaf Production promises that each representation and warranty set forth below is true, accurate and correct as of the date of this Agreement and as of the Conversion Date.

6.1 Organization, Good Standing and Capitalization of NuLeaf Production.

(a) Organization and Good Standing. NuLeaf Production is a limited liability company duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has all the requisite power and authority to own, lease and operate its properties, to carry on its business as currently conducted, and to perform all of its obligations under the Loan Documents. NuLeaf Production is not in default under or in violation of its organization documents.

(b) Capitalization. All of the issued and outstanding membership interest of NuLeaf Production is owned by Nuleaf, Inc., a Nevada corporation. There are no outstanding or authorized subscriptions, warrants, options, conversion rights, exchange rights or other commitments obligating NuLeaf Production to issue, transfer, sell, convert or otherwise dispose of any membership interest in NuLeaf Production.

(c) Qualified to do Business. Subject to the licensing contingencies described in Section 3.4, NuLeaf Production is duly qualified to do business, is validly licensed and is in good standing in the jurisdictions where the conduct of the NuLeaf Production business requires it to be so qualified and/or licensed.

6.2 Reserved.

6.3 Authority. To its actual knowledge after due inquiry, NuLeaf Production has complied with any and all laws and regulations concerning its organization, existence and the transaction of its business. Subject to Section 3.4, NuLeaf Production has the right and power to own, construct and operate the MME Production Facility and to perform any act necessary in furtherance of the foregoing.

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6.4 Enforceability; No Consents. Subject to the consent of MTM Ventures and the existing financing and security interests in favor of MTM Ventures, NuLeaf Production is authorized to execute, deliver and perform under the Loan Documents, and is authorized to perform all obligations necessary for the Conversion (subject to Lender suitability and all regulatory approvals). Those documents are valid and binding obligations of NuLeaf Production, where neither the execution, delivery, or performance of the Loan Documents will directly or indirectly contravene, conflict with, or violate any organization document of NuLeaf Production, or have any material adverse effect or result on NuLeaf Production, not contemplated by the Loan Documents.

6.5 No Violation. Except as set forth on Schedule 6.5 to this Agreement, NuLeaf Production is not, and has not been, (a) in violation of any law, order, rule, ordinance, regulation, judgment, injunction, order, decree, license, permit, or authorization and (b) the execution, delivery and performance by NuLeaf Production of the Loan Documents do not and will not directly or indirectly (with or without notice or lapse of time) (i) conflict with or violate any of the provisions of the organizational documents of NuLeaf Production, or (ii) conflict with, violate or result in a breach of the terms, conditions or provisions of, constitute a default under, or give to any other person or entity any right of termination or acceleration under, any law, order, rule, ordinance, regulation, judgment, injunction, order, decree, material contract, license, permit, authorization or other agreement or instrument to which NuLeaf Production is a party, or by which NuLeaf Production is bound.

6.6 No Claims. Except as set forth on Schedule 6.6 to this Agreement, (a) there are no claims, actions, proceedings or investigations pending or proceeding against NuLeaf Production; and (b) to the best of knowledge of NuLeaf Production, there has been no threat or any other communication or notice of the risk of any such claim, action, proceeding or investigation.

6.7 Financial Information. As set forth on Schedule 6.7 to this Agreement, all financial information which has been and will be delivered to the Lender, including all information relating to the financial condition of NuLeaf Production, fairly and accurately represents the financial condition being reported on nor has any material facts been omitted, including obligations, claims, or duties owed to employees of NuLeaf Production.

6.8 Material Contracts. Schedule 6.8 contains a list of Material Contracts (as defined herein) for which NuLeaf Production is a party or which are necessary to own, construct and operate the MME Production Facility, as now conducted or as will be necessary in furtherance of the development and operations of the MME Production Facility. “Material Contracts” shall mean all agreements, leases, contracts, orders, commitments (whether written or oral and including any amendments, supplements and other modifications thereto) to which NuLeaf Production is a party or which are binding on NuLeaf Production as of the date of this Agreement, and/or are entered into by NuLeaf Production in the ordinary course of business between the date hereof and the Conversion Date (including without limitation, all customer contracts, service contracts, supplier contracts, leases, licenses, purchase agreements, and employment agreements) that:

(a) Obligates NuLeaf Production or any of its affiliates to pay or perform services, or entitles NuLeaf Production or any of its affiliates to receive, an amount or services valued, in excess of $100,000 annually;

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(b) Is an employment agreement for upper level management or consultant, or collective bargaining agreement;

(c) Contains covenants that purport to restrict the business activity of NuLeaf Production or limit the freedom of any NuLeaf Production to engage in any line of business or to compete; or

(d) Contains a guaranty or other similar undertaking with respect to a contractual performance extended by NuLeaf Production which undertaking could reasonably be expected to result in payment by NuLeaf Production of an amount in excess of $100,000.

NuLeaf Production has made available to the Lender true and complete copies of all Material Contracts in electronic form (including any leases or property information for the MME Production Facility), where all Material Contracts are currently in full force and effect and are unmodified, where there are no defaults or breaches by NuLeaf Production under the Material Contracts and, to the best knowledge of NuLeaf Production, where there are no defaults or breaches by any other party thereto. To the actual knowledge of NuLeaf Production, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give NuLeaf Production the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Material Contracts.

6.9 Intellectual Property Rights. For the purposes of this Agreement, “Intellectual Property Rights” shall mean any and all intellectual property rights of whatever nature and in whatever form including all inventions, patents, trademarks, service marks, registered designs, domain names, pending applications for any of the foregoing, trade and business names, brand names, unregistered trademarks and service marks, unregistered designs and rights in designs, trade dress, trade secret, formula, copyrights, database rights, rights in software, moral rights, know-how, other intellectual property rights and other similar or equivalent industrial, intellectual or commercial rights or property subsisting under the laws of every jurisdiction throughout the world whether registered or not, and whether vested, contingent or future, and all goodwill, divisions, continuations, continuations-in-part, substitutes, reversions, renewals and extensions of any of the foregoing, as well as the rights to sue for past, present, and future infringement of any and all such intellectual property rights.

(a) Schedule 6.9 to this Agreement contains an accurate and complete list and description (showing in each case the registered owner, expiration date and registration or application number, if any) of all Intellectual Property Rights (including all domain names and all assumed or fictitious names under which Nuleaf Production is conducting its business) owned by NuLeaf Production or any of its affiliates that is registered with, or applied for registration with, any government entity.

(b) To the actual knowledge of NuLeaf Production, neither NuLeaf Production nor any of its affiliates has infringed or misappropriated any Intellectual Property Rights of any other person or entity and have not received notice of any such infringement or misappropriation of any Intellectual Property Rights.

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(c) NuLeaf Production has used commercially reasonable measures, to protect (i) the privacy and security of customer and employee financial and personal information, and (ii) to prevent the unauthorized disclosure or use of its confidential information and trade secrets.

6.10 Taxes. NuLeaf Production has filed all required state, federal and local income tax returns and has paid all taxes which are due and payable and knows of no basis for any additional assessment of taxes, including an audit or other proceeding by any taxing authority, the existence of an encumbrance or lien for unpaid taxes, and taxes deriving from related entities or other ownership interests of NuLeaf Production.

6.11 Utilities. All utility services, including gas, water, sewage, electrical and telephone, which are necessary to develop and occupy the MME Production Facility are available at or within the boundaries of the leased premises. In the alternative, NuLeaf Production has taken all steps necessary to assure that all utility services will be available upon completion of the Improvements.

6.12 Not a “Foreign Person”. NuLeaf Production is not a “foreign persons” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time.

6.13 Insurance. Lender has been provided copies of insurance policies, certificates and coverages of NuLeaf Production and the material information with respect to each insurance policy (including policies providing property, casualty, liability, workers’ compensation coverage and bond and surety arrangements) maintained by NuLeaf Production. NuLeaf Production has disclosed any information relating to notice of cancellation or any other indication that any insurance policy, certificate or coverage is no longer in full force or effect, will not be renewed, or any issuer is not willing or able to perform its obligations.

6.14 Environmental Matters. Subject to Section 3.4, (a) NuLeaf Production is in compliance with all applicable environmental laws, regulations, ordinances, orders, writs, decrees and judgments and has obtained and is in compliance with all required environmental permits and approvals, and (b) there are no environmental actions pending or, threatened, against NuLeaf Production or any of its affiliates.

7. Default and Remedies

7.1 Events of Default. NuLeaf Production will be in default under this Agreement upon the occurrence of any one or more of the following events (“Events of Default”):

(a) Any failure to pay any amount due under the Loan Documents, including, without limitation, the principal of or interest on the Note, when the same shall become due and payable;

(b) Any material breach of the obligations contained in the Loan Documents, including but not limited to the covenants set forth in Article 3;

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(c) Any representation or warranty of NuLeaf Production in this Agreement or any of the Loan Documents proves to have been intentionally and materially false or intentionally misleading;

(d) NuLeaf Production becomes insolvent or the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor‑creditor relationships (“Insolvency Proceeding”); and, in the case of an involuntary Insolvency Proceeding, such Insolvency Proceeding is not dismissed within ninety (90) days after filing; and

(e) Occurrence of any other Event of Default as defined in the Note or any of the Loan Documents.

7.2 Remedies. Upon the occurrence of an Event of Default, the Lender shall have all of the rights and remedies specified in this Agreement and in the Loan Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity, including, but not limited to, the repayment of the Loan no later than fifteen (15) days after written demand thereof by the Lender.

(a) If NuLeaf Production becomes the subject of any Insolvency Proceeding, all of the obligations under the Loan Documents shall automatically become immediately due and payable upon the filing of the petition commencing such proceeding, all without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character. Upon the occurrence of any other Event of Default, all of the obligations under the Loan Documents may become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all at Lender’s option, in its sole discretion.

8. Miscellaneous Provisions

8.1 Notices. All notices required under this Agreement shall be personally delivered or sent by confirmed telefacsimile transmission, recognized overnight courtier, or certified or registered mail, postage prepaid, to the addresses set forth on the signature page of this Agreement, or to such other addresses as the Lender and NuLeaf Production may specify from time to time in writing, and shall be effective upon the earlier of receipt or first attempted delivery.

8.2 Attorneys’ Fees. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys’ fees (including the reasonable allocated costs of in-house counsel) incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

8.3 Applicable Law. This Agreement is governed by the laws of the State of Nevada, without regard to the choice of law rules of that State. All lawsuits, any claim, demand, action or cause of action arising from or related to this Agreement shall exclusively be brought to and adjudicated in the courts of Clark County, Nevada.

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8.4 Heirs, Successors and Assigns; Participations. The terms of this Agreement shall bind and benefit the heirs, legal representatives, successors and assigns of the parties; provided, however, that NuLeaf Production may not assign this Agreement or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Lender in each instance.

8.5 Force Majeure. If the work of construction is directly affected and delayed by fire, earthquake or other acts of God, strike, lockout, acts of public enemy, riot, insurrection, or governmental regulation of the sale or transportation of materials, supplies or labor, NuLeaf Production must notify the Lender in writing within fifteen (15) calendar days after the event occurs which causes the delay.

8.6 Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall in no way affect any other provision.

8.7 Interpretation. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Agreement are for convenience only and do not define or limit any terms or provisions. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement. Time is of the essence in the performance of this Agreement by NuLeaf Production. The schedules and exhibits to this Agreement are hereby incorporated in this Agreement as if fully set forth herein.

8.8 Amendments. This Agreement may not be modified or amended except by a written agreement signed by the parties.

8.9 Counterparts. This Agreement and any attached consents, schedules, or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document.

8.10 Language of Agreement. The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any party.

8.11 Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

8.12 Waiver of Right to Trial by Jury. Each party to this Agreement hereby knowingly, voluntarily, and intentionally waives any right to trial by jury of any claim, demand, action or cause of action (a) arising under the Loan Documents, including, without limitation, any present or future modification thereof or (b) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to the Loan Documents (as now or hereafter modified) or any other instrument, document or agreement executed or delivered in connection herewith, or any course of conduct, course of dealing, or statements (whether verbal or written), in each case whether such claim, demand, action or cause of action is now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties hereto to the waiver of any right they might otherwise have to trial by jury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Convertible Loan Agreement, or caused this Convertible Loan Agreement to be executed by their duly authorized officers, as of the date first written above.

BORROWER:		LENDER:

NULEAF RENO PRODUCTION, LLC, a Nevada limited liability company		MEDIFARM III, LLC, a Nevada limited liability company

By:	NULEAF, INC., a Nevada corporation	By:
		Title:	Authorized Managing Member

By:		By:

Title:	President	Title:	Manager

Address for Notices:	Address for Notices:

P.O. Box 777326 Henderson, NV 89077 Fax: ________________________	2040 Main Street, Suite 225 Irvine, CA 92614 Fax: _________________________

With a copy to: Brown Brown & Premsrirut 520 South Fourth Street Las Vegas, NV 89101 Attn: Puoy K. Premsrirut, Esq. Tel: (702) 384-5563 Fax: (702) 385-6965	With a copy to:

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